As filed with the U.S. Securities and Exchange Commission on January 30, 2017

Registration No. 333-215348

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENTERPRISE FINANCIAL SERVICES CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1706259
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

Copies to:

Paul Jaskot Esq.
Reed Smith LLP
Three Logan Square
1717 Arch Street
Philadelphia, PA 19103
Phone: (215) 851-8100
Fax: (215) 851-1420

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☐         Accelerated filer ☒
Non-accelerated filer ☐             Smaller reporting company ☐
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Enterprise Financial Services Corp (the “Company”) has prepared this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-215348), originally filed on December 28, 2016 (the “Registration Statement”), as an exhibit only filing to file revised Exhibit 5.1, and new Exhibits 4.4 and 4.6 to the Registration Statement. Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities, for brokerage, accounting, tax or legal services or any other expenses incurred by underwriters, dealers or agents in disposing of the shares, all of which will be borne by the Company. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$11,590
Listing Fees and Expenses	$ *
Federal and State Taxes	$ *
Trustee, registrar and transfer agent, and depositary fees and expenses	$ *
Accounting Fees and Expenses	$ *
Legal Fees and Expenses	$ *
Printing Fees and Expenses	$ *
Other	$ *
Total Expenses	$ *

*These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Enterprise is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where (a) the director breached the duty of loyalty, (b) failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or (d) obtained an improper personal benefit.

Article Twelve of Enterprise’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of Enterprise shall be liable to Enterprise or its stockholders for monetary damages arising from a breach of a fiduciary duty, except to the extent provided by applicable law in the situations described in (a) through (d) above.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, agent or employee of the corporation, or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

As permitted by the DGCL, Article Eleven of Enterprise’s certificate of incorporation provides that Enterprise shall indemnify every director and officer to the fullest extent permitted by law as further set forth in Enterprise’s bylaws. Enterprise’s amended and restated bylaws further provide that Enterprise shall indemnify every person acting at the request of Enterprise as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The foregoing is only a general summary of certain aspects of Delaware law and the Enterprise certificate of incorporation and Enterprise bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Delaware law referenced above and the Enterprise certificate of incorporation and Enterprise bylaws.

Item 16. Exhibits
See the Exhibit Index immediately following the signature page of this prospectus, which is hereby incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of section 310 of the Trust Indenture Act (Act) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, in the State of Missouri, on January 30, 2017.

ENTERPRISE FINANCIAL SERVICES CORP
By:     /s/ Keene S. Turner
Keene S. Turner
Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons on the dates and in the capacities indicated below:

Signatures	Title	Date
/s/ Peter F. Benoist	Chief Executive Officer and Director (Principal Executive Officer)
Peter F. Benoist		January 30, 2017

/s/ Keene S. Turner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Keene S. Turner		January 30, 2017

/s/ Mark G. Ponder	Senior Vice President and Controller (Principal Accounting Officer)
Mark G. Ponder		January 30, 2017

*
John S. Eulich	Chairman of the Board of Directors	January 30, 2017

*
John Q. Arnold	Director	January 30, 2017

*
Michael A. DeCola	Director	January 30, 2017

*
William H. Downey	Director	January 30, 2017

*
Robert E. Guest, Jr.	Director	January 30, 2017

*
James M. Havel	Director	January 30, 2017

*
Judith S. Heeter	Director	January 30, 2017

*
Michael R. Holmes	Director	January 30, 2017

*
James J. Murphy, Jr.	Director	January 30, 2017

*
Sandra A. Van Trease	Director	January 30, 2017

*By:     /s/ Keene S. Turner
Keene S. Turner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement.

3.1	Certificate of Incorporation of Registrant (incorporated herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 9, 1996 (File No. 333-14737)).

3.2
Amendment to the Certificates of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated here by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999).

3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K filed on April 30, 2002).

3.5	Amendment to Certificate of Incorporation (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A, filed on November 20, 2008).

3.6	Certificate of Designations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

3.7	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrants Quarter Report on Form 10-Q for the period ended June 30, 2014).

3.8	Amended and Restated Bylaws of Registrant, (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on June 12, 2015).

4.1
Subordinated Debt Securities Indenture, dated as of November 1, 2016 between Enterprise Financial Services Corp and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.2
First Supplemental Indenture, dated as of November 1, 2016 between Enterprise Financial Services Corp and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.3	Form of 4.75% Fixed-to-Floating Rate Subordinated Note due November 1, 2026 (incorporated herein by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K filed on November 1, 2016).

4.4**	Form of senior indenture.

4.5*	Form of senior debt security.

4.6**	Form of subordinated indenture.

4.7*	Form of subordinated debt security.

4.8*	Form of depositary agreement.

4.9*	Form of depositary receipt.

4.10*	Form of rights agreement (including form of rights certificate).

4.11*	Form of purchase contract.

4.12*	Form of warrant agreement (including form of warrant certificate).

4.13*	Form of unit agreement.

5.1**	Opinion of Reed Smith LLP .

12.1
Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2016).

23.1†	Consent of Deloitte & Touche LLP.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1†	Power of Attorney of certain officers and directors (included on signature page of the Registration Statement on Form S-3, filed on December 28, 2016).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the senior indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the subordinated indenture.
† Previously filed.

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of 1934, as amended, and incorporated by reference herein.

** Filed herewith.

*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.